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Exhibit 99.2

[ON COMMAND LETTERHEAD]

Contact:	Tad Walden Corporate Communications On Command Corporation (720) 873-3321 twalden@ocv.com Chuck Ence Investor Relations On Command Corporation (720) 873-3356 cence@ocv.com

FOR IMMEDIATE RELEASE

On Command receives expression of interest from
Liberty Media to acquire publicly-held shares

Denver, Colorado—April 2, 2003—On Command Corporation (OTCBB: ONCO) announced today that it has received an expression of interest from Liberty Media Corporation (NYSE: L and LMC.B) regarding the possibility of acquiring all the issued and outstanding shares of On Command not already owned by affiliates of Liberty Media. As proposed by Liberty Media, On Command stockholders would receive 0.0787 of a share of Liberty Media Corporation Series A common stock for each share of On Command common stock held. The transaction would be taxable to On Command stockholders.

On Command's Board of Directors has established a committee of independent directors to consider the overture by Liberty Media. The committee intends to engage independent legal counsel and financial advisors, and has plenary authority to respond to Liberty Media's proposal. Any transaction between On Command and Liberty Media Corporation would be subject to negotiation, execution and delivery of definitive documentation relating thereto and any closing conditions provided for in such documentation.

About On Command

On Command Corporation (www.oncommand.com) is a leading provider of in-room entertainment technology to the lodging and cruise ship industries. On Command is a majority-owned subsidiary of Liberty Satellite & Technology, Inc. (OTCBB: LSTTA, LSTTB).

On Command entertainment services include: on-demand movies; television Internet services using high-speed broadband connectivity; television email; short form television features covering drama, comedy, news and sports; PlayStation video games; and music-on-demand services through Instant Media Network, a majority-owned subsidiary of On Command Corporation and the leading provider of digital on-demand music services to the hotel industry. All On Command products are connected to guest rooms and managed by leading edge video-on-demand navigational controls and a state-of-the art guest user interface system. The guest menu system can be customized by hotel properties to create a robust platform that services the needs of On Command hotel partners and the traveling public. On Command and its distribution network services more than 1,000,000 guest rooms, which touch more than 300 million guests annually.

On Command's direct served hotel properties are located in the United States, Canada, Mexico, Spain, and Argentina. On Command distributors serve cruise ships operating under the Royal Caribbean, Costa and Carnival flags. On Command hotel properties include more than 100 of the most prestigious hotel chains and operators in the lodging industry: Accor, Adam's Mark Hotels & Resorts, Fairmont,

Four Seasons, Hilton Hotels Corporation, Hyatt, Loews, Marriott (Courtyard, Renaissance, Fairfield Inn and Residence Inn), Radisson, Ramada, Six Continents Hotels (Inter-Continental, Crowne Plaza and Holiday Inn), Starwood Hotels & Resorts (Westin, Sheraton, W Hotels and Four Points), and Wyndham Hotels & Resorts.

Certain of the above statements, other than statements relating to the historical performance of On Command, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of On Command, or industry results, to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: general economic and business conditions and industry trends; the regulatory and competitive environment of the industry in which On Command operates; uncertainties inherent in new business strategies; new product launches and development plans, including the future profitability of such added services and the large capital expenditures involved; rapid technological changes; the acquisition, development and/or financing of telecommunications networks and services; the development and provision of new services, including the customer acceptance and use rates; future financial performance, including availability, terms and deployment of capital; the ability of vendors to deliver required equipment, software and services; availability of qualified personnel; changes in the nature of key strategic relationships with hotel chains and their franchises, including the renewal of existing agreements on favorable terms; and competitor responses to On Command's products and services, and the overall market acceptance of such products and services. These factors are also discussed in On Command's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K and Form 10-Q. These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date hereof, and On Command expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in On Command's expectations with regard thereto, or any other changes in events, conditions, or circumstances on which any such statement is based.

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  Exhibit 99.2
On Command receives expression of interest from Liberty Media to acquire publicly-held shares